Exhibit 10.4
EXECUTION VERSION

April 17, 2020
Graco Inc.
88 11th Avenue NE
Minneapolis, Minnesota 55413

Re:    Amendment No. 5 to Note Agreement
Ladies and Gentlemen:
Reference is made to that certain Note Agreement, dated as of March 11, 2011 (as amended by the Amendment and Restatement of Amendment No. 1 to Note Agreement, dated as of March 27, 2012, by the Amendment No. 2 to Note Agreement, dated as of June 26, 2014, by the Amendment No. 3 to Note Agreement, dated as of December 15, 2016, and by the Amendment No. 4 to Note Agreement, dated as of May 23, 2017, the “Note Agreement”), between Graco Inc., a Minnesota corporation (the “Company”), on the one hand, and The Prudential Insurance Company of America, Gibraltar Life Insurance Co., Ltd., The Prudential Life Insurance Company, Ltd., Forethought Life Insurance Company, RGA Reinsurance Company, MTL Insurance Company and Zurich American Insurance Company, on the other hand. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.
The Company has requested an amendment to the Note Agreement set forth below. Subject to the terms and conditions hereof, the undersigned holders of the Notes are willing to agree to such request. Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:
SECTION 1.    Amendment to the Note Agreement. Effective upon the Effective Date (as defined in Section 2 below), the parties hereto agree that the Note Agreement is amended as follows:
1.1     Paragraph 4F of the Note Agreement is hereby amended and restated in its entirety to read as follows:
4F.    No Acquisition of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4B or upon acceptance of an offer to prepay pursuant to paragraph 4E or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of

Exhibit 10.4
EXECUTION VERSION

Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions; provided, however, that if at the time of such offer and after giving effect thereto, a Default under paragraph 7A(ii) or any Event of Default shall be in existence, then the Notes of such Series shall not be prepaid or otherwise retired or purchased or otherwise acquired unless the Company makes an offer pursuant to this paragraph 4F to the holders of Notes of each Series on a pro rata basis in accordance with the respective outstanding principal amounts thereof. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.
1.2    Clause (iv) and the last paragraph of paragraph 5A of the Note Agreement are hereby amended and restated in their entirety to read as follows:
(iv)    immediately upon a Responsible Employee (a) becoming aware of the occurrence, with respect to any Plan, of any Reportable Event (other than a Reportable Event for which the reporting requirements have been waived by PBGC regulations as in effect on the date of this Agreement) or any material "prohibited transaction" (as defined in Section 4975 of the Code), which, in either case, is material to the Company and its Subsidiaries, a notice specifying the nature thereof and what action the Company proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan or (b) receiving notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;
Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer’s Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(1), 6A(2), 6C(vii), 6F and 6I(ix) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to paragraph 10C) as to the period covered by any such financial statement, such Officer’s Certificate as to such period shall include a reconciliation from GAAP with respect to such election. The Company also covenants that immediately after any Responsible Employee obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer’s Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.
1.3.    Paragraph 7A of the Note Agreement is hereby amended by amending and restating clauses (iv), (v), (vi) and (xii) in their entirety to read as follows:

Exhibit 10.4
EXECUTION VERSION

(iv)    (a) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false or misleading in any material respect on the date as of which made or (b) any representation or warranty made by a Guarantor herein or by a Guarantor or any of its officers in any writing furnished in connection with or pursuant to its Guaranty Agreement shall be false or misleading in any material respect on the date as of which made; or
(v)     the Company fails to perform or observe any agreement contained in paragraph 4E, the last sentence of the last paragraph of paragraph 5A or paragraph 6; or
(vi)    the Company or any Guarantor fails to perform or observe any agreement, term or condition contained herein (other than those referred to in paragraphs 7A(i), (ii) and (v)) or in a Guaranty Agreement and such failure shall not be remedied within 30 days after the earlier of (a) a Responsible Employee obtaining actual knowledge of such failure or (b) notice of such failure being given to the Company by any holder of any Note; or
(xii)    one or more final judgments or orders in an aggregate amount in excess of $25,000,000 is rendered against the Company or any Material Subsidiary, including any final order enforcing a binding arbitration decision, and either (a) enforcement proceedings have been commenced by any creditor upon any such judgment or (b) within 60 days after entry thereof, any such judgment or order is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or order is not discharged; or
1.4.    Paragraph 10B of the Note Agreement is hereby amended by amending and restating or adding, as applicable, the following definitions:
“Credit Agreement” shall mean that certain Credit Agreement dated as of May 23, 2011, among the Company, the Borrowing Subsidiaries defined therein, the Banks named therein, U.S. Bank National Association, as Administrative Agent, and JPMorgan Chase Bank N.A., as Syndication Agent, as amended by First Amendment thereof dated March 27, 2012, Omnibus Amendment thereof dated June 26, 2014, Third Amendment thereof dated December 15, 2016, Fourth Amendment thereof dated May 23, 2017 and Fifth Amendment thereof dated April 17, 2020, and as such agreement is further amended, restated, supplemented or otherwise modified or extended, renewed or refinanced from time to time.
“ERISA Event” shall mean one of the following that, alone or together with any other event described in clauses (i) through (x) that have occurred, could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien under Title IV of ERISA: (i) the institution by the Company or any ERISA Affiliate of steps to terminate any Plan if in order to effectuate such termination, the Company or any ERISA Affiliate would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, if such contribution or such liability or obligation would constitute a Material Adverse Effect, (ii) the institution by the PBGC of steps to terminate

Exhibit 10.4
EXECUTION VERSION

any Plan, (iii) the Company or any ERISA Affiliate fails to make a contribution payment to a Plan on or before the applicable due date which could result in the imposition of a Lien under Section 430(k) of the Code or Section 303(k) of ERISA, (iv) the occurrence of any Reportable Event, (v) the failure of any Plan to satisfy the “minimum funding standard”, as defined in Section 412(a) of the Code or Section 302(a) of ERISA for a plan year, whether or not waived, (vi) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (vii) the incurrence by the Company or any ERISA Affiliates of any withdrawal liability under ERISA, or the receipt by the Company or any ERISA Affiliate of any notice that a multiemployer plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (viii) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities by more than $50,000,000 (or the equivalent amount in the relevant currencies of payment), (ix) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (x) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans.
“Non-U.S. Plan” shall mean any plan, fund or other similar program that (i) is established or maintained outside the United States by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (ii) is not subject to ERISA or the Code.
“Primary Credit Facility” shall mean (i) the Credit Agreement, (ii) the Master Note Agreement dated as of January 29, 2020, between the Company, NYL Investors LLC and each New York Life Affiliate (as defined therein) that becomes bound by certain provisions thereof, (iii) any other working capital facility of the Company providing for a revolving line of credit having a stated maximum outstanding amount greater than $20,000,000 and (iv) any private placement transaction for the issuance of notes entered into by the Company after April 17, 2020. In no event shall the credit provided pursuant to this Agreement and the Notes be deemed a Primary Credit Facility.
SECTION 2.    Effectiveness. The amendment in Section 1 of this letter agreement shall become effective as of April 17, 2020 (the “Effective Date”) when each of the following conditions has been satisfied:
2.1    Documents. Each holder of a Note shall have received original counterparts or electronic copies of this letter agreement executed by the holders of the Notes, the Company and each Guarantor.

Exhibit 10.4
EXECUTION VERSION

2.2    Amended and Restated Intercreditor Agreement. Each holder of a Note shall have received original counterparts or electronic copies of the Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of April 17, 2020 in form and substance satisfactory to each holder of a Note and such agreement shall be in full force and effect.
2.3.    Credit Agreement Amendment. Each holder of a Note shall have received copies of an executed amendment to or restatement of the Credit Agreement in form and substance satisfactory to each holder of a Note and such amendment or restatement shall be in full force and effect.
2.4.    Representations. All representations set forth in Section 3 shall be true and correct as of the Effective Date, except for such representations and warranties that speak of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.
2.5.    Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter agreement shall be satisfactory to each holder of a Note and its counsel, and each holder of a Note shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
SECTION 3.    Representations and Warranties. The Company represents and warrants to each holder of a Note that (i) the execution and delivery of this letter agreement has been duly authorized by all necessary corporate action on behalf of the Company and each Guarantor, this letter agreement has been executed and delivered by a duly authorized officer of the Company and each Guarantor, and all necessary or required consents to and approvals of this letter have been obtained and are in full force and effect, (ii) immediately before and after giving effect to the amendment to the Note Agreement in Section 1 hereof, (a) each representation and warranty set forth in paragraph 8 of the Note Agreement is true and correct other than those representations and warranties that speak as of a certain date, in which case such representation and warranty was true and correct as of such earlier date and (b) no Event of Default or Default exists and (iii) neither the Company, any Guarantor nor any of their Subsidiaries has paid or agreed to pay, or will pay or agree to pay, any fees or other consideration other than upfront fees, arrangement fees, commitment fees, extension fees and administrative fees relating to the extension of the commitments thereunder and other than reimbursement of legal fees, costs and expenses in accordance with the terms thereof, with respect to the amendment to the Credit Agreement referenced in Section 2.3 above.
SECTION 4.    Reference to and Effect on Note Agreement. Upon the effectiveness of the amendment made in this letter agreement, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter agreement. Except as specifically set forth in Section 1 hereof, the Note Agreement and the Notes shall remain in full force and effect and are hereby ratified and confirmed in all respects. Except as specifically stated in Section 1 of this letter agreement, the execution, delivery and effectiveness of this letter agreement shall not (a) amend the Note Agreement, any Note or any other Transaction Document, (b) operate as a waiver of any right, power or remedy of the holder of any Note, or (c) constitute a waiver of, or consent to any

Exhibit 10.4
EXECUTION VERSION

departure from, any provision of the Note Agreement, any Note or any of the other Transaction Documents at any time. The execution, delivery and effectiveness of this letter agreement shall not be construed as a course of dealing or other implication that any holder of Notes has agreed to or is prepared to grant any amendment to, waiver of or consent under the Note Agreement, any Note or any other Transaction Document in the future, whether or not under similar circumstances.
SECTION 5.    Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by the holders of the Notes, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by such holders in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of the Company under this Section 5 shall survive transfer by any holder of any Note and payment of any Note.
SECTION 6.    Reaffirmation. Each Guarantor hereby consents to the foregoing amendment to the Note Agreement and hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty Agreement after giving effect to such amendment. Each Guarantor hereby acknowledges that, notwithstanding the foregoing amendment, that the Guaranty Agreement remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement continues to guaranty the obligations arising under or in connection with the Note Agreement, as the same may be amended by this letter agreement.
SECTION 7.    Governing Law. THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED OTHER THAN IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.
SECTION 8.    Counterparts; Section Titles. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter agreement. The section titles contained in this letter agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
(Signature Page Follows)

Very truly yours,
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:    /s/ J. Alex Stuart
    Vice President
GIBRALTAR LIFE INSURANCE CO., LTD.
THE PRUDENTIAL LIFE INSURANCE
COMPANY, LTD.

By:    Prudential Investment Management Japan
Co., Ltd., as Investment Manager

By:    PGIM, Inc.,
as Sub-Adviser

By:    /s/ J. Alex Stuart
Vice President

RGA REINSURANCE COMPANY
ZURICH AMERICAN INSURANCE COMPANY

By:    Prudential Private Placement Investors, L.P.
    (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
    (as its General Partner)

By:    /s/ J. Alex Stuart
Vice President

Accepted and Agreed to:
GRACO INC.

By:    /s/ Mark W. Sheahan
Name:    Mark W. Sheahan
Title:    Chief Financial Officer and Treasurer
GRACO MINNESOTA INC.
By:    /s/ Caroline M. Chambers
Name:    Caroline M. Chambers
Title:    Chief Financial Officer and Treasurer
GEMA USA INC.
GRACO HIGH PRESSURE EQUIPMENT INC.
Q.E.D. ENVIRONMENTAL SYSTEMS, INC.
WHITE KNIGHT FLUID HANDLING INC.
(formerly known as Graco Fluid Handling (A) Inc.)

By:    /s/ Mark W. Sheahan
Name:    Mark W. Sheahan
Title:    President